UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999
(Address of principal executive offices)	(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 12, 2018, Aflac Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named therein (the “Underwriters”), for whom Mizuho Securities USA LLC, Morgan Stanley & Co. International plc and SMBC Nikko Securities America, Inc. are acting as representatives, related to the offering, issuance and sale of (i) ¥29,300,000,000 aggregate principal amount of its 1.159% Senior Notes due 2030, (ii) ¥15,200,000,000 aggregate principal amount of its 1.488% Senior Notes due 2033 and (iii) ¥8,900,000,000 aggregate principal amount of its 1.750% Senior Notes due 2038. The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions.

This offering is being made pursuant to the Company’s Registration Statement on Form S-3 (No. 333-227244), prospectus dated September 7, 2018, and related prospectus supplement dated October 12, 2018 filed with the Securities and Exchange Commission.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, and for persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. An affiliate of Mizuho Securities USA LLC is the administrative agent, and affiliates of a number of other underwriters are lenders, under an unsecured revolving credit facility agreement. In addition, the Company has agreements with affiliates of Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc. to sell the Company’s products at their Japanese bank branches.

The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1-	Underwriting Agreement, dated October 12, 2018, between Aflac Incorporated and Mizuho Securities USA LLC, Morgan Stanley & Co. International plc and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named in Schedule 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

October 16, 2018	/s/ June Howard
(June Howard)
Senior Vice President, Financial Services Chief Accounting Officer

3